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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __ )

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Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement                                            [    ] Confidential, For Use of the Commission
[   ]   Definitive Proxy Statement                                                    Only (as permitted by Rule 14a-6(e)(2))
[ X ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                  Pennsylvania Physician Healthcare Plan, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:


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         (2)   Aggregate number of securities to which transaction applies:



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         (3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:1


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         (4)   Proposed maximum aggregate value of transaction:


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         (5)   Total fee paid:


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1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

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         (2)      Form, Schedule or Registration Statement no.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.


                               M E M O R A N D U M

                                January 15, 1999


TO:               PPHP Shareholders

FROM:             Gary C.  Brown, M.D., MBA
                  Chairman of the Board

RE:               Special Meeting of Class A and Class B Shareholders

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                  On Saturday, January 9, 1999, a Special Meeting of Class A and
Class B Shareholders of the Company was held at the offices of the Company. The meeting was called to consider the proposals contained in the Proxy Statement dated as of October 21, 1998 and the Supplement to Proxy Statement dated as of November 20, 1998. These proxies were previously sent to you. Two of the four proposals contained in the proxy materials -- the Plan of Recapitalization and Amended and Restated Articles of Incorporation and the Company's Stock Option Plan were approved by the requisite vote of shareholders. We have still not received the requisite number of votes for the remaining two proposals. Consideration of these proposals was postponed and the remainder of the meeting was adjourned.

                  The first item not acted upon was an amendment to the Company's Bylaws, which would change the percentage shareholder vote required to change the ownership structure of the Company. Approval of this proposal requires the affirmative vote of 90% of the votes cast by all shareholders entitled to vote. Although over 90% of the shareholders who have voted on this proposal have signified their approval, approximately 30% of the shareholders still have not voted at all. We urgently need you to respond and vote in favor of this amendment to the Bylaws.

                  Changing this provision in our Bylaws will remove the onerous 90% voting requirement to approve changing the ownership structure. Such changes could include acquisitions or mergers with other companies or the sale or transfer of the Company's business, but will still require a supermajority vote of 2/3 of the Company's shareholders in those circumstances. A 90% approval requirement makes it virtually impossible for the Company to take certain actions. It would permit an individual or small group with a different agenda to frustrate the will of the overwhelming majority by acquiring a 10% interest. A discussion of this proposal is contained in the Proxy Statement. We urge you to return your proxy cards promptly.


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                  The second item for the adjourned meeting is the proposal
seeking approval of a reduction in the amount of funds required to be retained by the Company for post-HMO licensure activities. This reduction would allow the Company to utilize the excess of the funds freed up in the operations of its PPO and other activities. As we indicated in the Supplement to Proxy Statement, if we were to use all our available funds, other than these retained funds, and we had not received our HMO license, the terms of our initial offering would require us to distribute these retained funds to the shareholders. However, the terms of the initial offering also permit the shareholders to vote to release all or a portion of these funds, and your Board of Directors believes that the proposed action is in the best interests of your Company. Approval of this proposal requires the affirmative vote of a majority of the shareholders entitled to vote. At this time, we need approximately 100 more affirmative votes in order to approve the proposal. Further discussion of this proposal is contained in the Supplement to Proxy Statement. We urge you to vote in favor of this proposal and to return your proxy cards as soon as possible.

                  If you have voted no or abstained as to either of these proposals, we respectfully ask you to reconsider and vote in favor of both. We are enclosing new proxy cards covering each of these proposals and request that you return them in the enclosed envelope as soon as possible. It is your Company, and we need your input on each vital issue which it faces. Please contact the Secretary of the Company at 1-800-671-7747, extension 7405 if you require a copy of either the Proxy Statement or the Supplement to Proxy Statement.

                  Our management team has had a very exciting 1998. We ended the year with over 9,000 members and as of today, we have crossed the 12,420-member mark, which was a goal that we set in 1997. We have also completed the Department of Health portion of our HMO license and are very close to getting the Department of Insurance portion completed. We have over 55 employees and are hiring to meet the demands of our growing membership.

                  We have made tremendous strides since we raised the money to build a physician alternative to managed care's endless march. The journey continues and we need to position ourselves for the future. This organization was built to show that physicians can and will regain control of health care delivery in this country. We can not do that without your participation. Once again, I ask you to prove that physicians deserve this voice by exercising yours.

                  We thank you for your interest in the Company and look forward to your early response. Should you wish to further discuss any of these issues, I invite you to contact our President & CEO, Richard A. Felice at 717-565-7400.

                  Please execute and mail your enclosed proxy cards promptly.


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